UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: November 13, 2006 (Date of earliest event reported: November 7, 2006)

Innophos, Inc.

Innophos Investments Holdings, Inc.

Innophos Holdings, Inc.

(EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

Delaware Delaware Delaware	333-129951 333-129954 001-33124	20-1380712 20-2263414 20-1380758
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 495-2495

(Registrants’ Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 7, 2006, Innophos, Inc. and Innophos Holdings, Inc., the parent company to both Innophos, Inc. and Innophos Investments Holdings, Inc., terminated the advisory agreement, dated as of August 13, 2004, or the Advisory Agreement, among Innophos, Inc., Innophos Holdings, Inc. and Bain Capital Partners, LLC, or Bain. Affiliates of Bain own approximately 49.8% of the common stock of Innophos Holdings, Inc. Pursuant to the Advisory Agreement, Bain and its affiliates provided management advisory services to Innophos Holdings and Innophos, Inc. in exchange for certain fees. In connection with the termination of the Advisory Agreement, Innophos, Inc. has paid a termination fee of approximately $13.2 million to Bain.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS, INC.
INNOPHOS INVESTMENTS HOLDINGS, INC.
INNOPHOS HOLDINGS, INC.

	By:	/s/ Richard Heyse
Date: November 13, 2006	Name:	Richard Heyse
	Title:	Vice President and Chief Financial Officer